Exhibit 10.10

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Agreement, this “Agreement”), dated as of [●], 2021 (the “Effective Date”), is made by and among (i) Lottery.com., a Delaware corporation formerly named Trident Acquisitions Corp. (the “Company”), (ii) certain stockholders of the Company that were formerly stockholders of AutoLotto, Inc., a Delaware corporation (“AutoLotto”), listed on Schedule I (the “AutoLotto Stockholders”), and (iii) certain stockholders of the Company listed on Schedule II (each, an “Initial Stockholder” and collectively, the Initial Stockholders”, together with the AutoLotto Stockholders, each a “Stockholder” and collectively, the “Stockholders”). Each of the Company, the Initial Stockholders and the AutoLotto Stockholders may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, dated as of February 21, 2021 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), by and among the Company, Trident Merger Sub II Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and AutoLotto, Merger Sub merged with and into AutoLotto, with AutoLotto as the surviving company, continuing as a wholly-owned subsidiary of the Company, and the separate existence of Merger Sub ceased (the transactions contemplated by the Business Combination Agreement, the “Business Combination”);

WHEREAS, on the date hereof, upon the closing of the transactions (such transactions, the “Transactions”) contemplated by that certain Business Combination Agreement, dated as of February 21, 2021 (the “Business Combination Agreement”), by and among the Company, Merger Sub and AutoLotto, (i) each share of common stock of AutoLotto converted into shares of common stock of the Company, (ii) each share of preferred stock of AutoLotto converted into shares of common stock of AutoLotto (together with each existing shares of common stock of AutoLotto, the “AutoLotto Shares”) which, in turn, converted into a number of shares of Common Stock determined in accordance with the terms of the Business Combination Agreement and (iii) each warrant exercisable or redeemable for common shares or preferred shares of AutoLotto and not exercised or terminated pursuant to its terms in connection with the closing of Business Combination converted into a warrant exercisable or redeemable for Common Stock;

WHEREAS, the Company and the Initial Stockholders entered into that certain Registration Rights Agreement, dated as of May 29, 2018 (the “Original RRA”);

WHEREAS, in connection with the consummation of the Business Combination, the Company and the Holders desire to enter into this Agreement, which shall replace the Original RRA, the Investor Rights Agreement, dated as of March 6, 2016, by and between AutoLotto and the other investors party thereto, the Voting Agreement, dated as of March 4, 2016, by and between AutoLotto and the other stockholders party thereto, and the Right of First Refusal and Co-Sale Agreement, dated as of March 4, 2016, by and between AutoLotto and the other key holders party thereto, in order to provide the Holders with registration rights on the terms set forth herein;

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board or the Chairperson, Chief Executive Officer, principal financial officer, or chief legal officer of the Company (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“AutoLotto” shall have the meaning set forth in the Preamble.

“AutoLotto Director” shall mean the members of the Board who have been nominated by AutoLotto.

“AutoLotto Stockholder Earnout Shares” shall mean up to 6,000,000 additional shares of Common Stock that may be issued to the AutoLotto Stockholders from time to time after the Closing pursuant to the terms of the Business Combination Agreement.

“AutoLotto Stockholder” shall have the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall mean the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Bylaws” shall mean the amended and restated bylaws of the Company that were adopted in connection with the closing of the Business Combination.

“Charter” shall mean the second amended and restated certificate of incorporation of the Company.

“Chosen Courts” shall have the meaning set forth in Section 4.9(b).

“Closing” shall mean the closing of the Business Combination.

“Closing Date” shall mean the date of the Closing.

“Common Stock” shall mean, the shares of common stock, par value $0.001 per share, of the Company, including (a) any such shares of common stock issuable upon the exercise of any warrant or other right to acquire such shares of common stock and (b) any Equity Securities of the Company that are issued or distributed or may be issuable with respect to such shares of common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, amalgamation, exchange, reclassification, recapitalization or other similar transaction.

“Company” shall have the meaning set forth in the Preamble.

“Confidential Information” shall mean, in respect of each Stockholder, any confidential, non-public information concerning the Company or any of its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its Designated Representatives to such Stockholder or such Stockholder’s Designated Representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof to the extent containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(a) that is or has become publicly available other than as a result of a disclosure by such Stockholder or any of such Stockholder’s Designated Representatives in violation of this Agreement;

(b) that is received by such Stockholder or any of such Stockholder’s Designated Representatives from a source other than the Company or its Designated Representatives; provided, that the source of such information was not actually known by such Stockholder or such Designated Representative thereof to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company or any of its Affiliates; or

(c) that was independently developed or acquired by such Stockholder or any of such Stockholder’s Designated Representatives or on its or their behalf, in any case, without the violation of the terms of this Agreement or the use of or reference to any Confidential Information.

“Demanding Holders” shall have the meaning set forth in Section 3.1(c).

“Designated Representatives” shall mean, with respect to any Person, (a) any of such Person’s Affiliates and such Person’s and its Affiliates’ Representatives or (b) any other Person, including a prospective purchaser of shares of Common Stock, as long as, in respect of clause (b), such Person has agreed, in writing with the Company, to customary confidentiality and use restrictions with respect to such Confidential Information.

“Effective Date” shall have the meaning set forth in the Preamble.

“Effectiveness Date” shall have the meaning set forth in Section 3.1(a).

“Equity Securities” shall mean, with respect to any Person, any shares of capital stock or equity of (or other ownership or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, options or other rights for the purchase or acquisition from such Person of such shares of capital stock or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and any other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” shall have the meaning set forth in Section 3.1(a).

“Form S-3 Shelf” shall have the meaning set forth in Section 3.1(a).

“Founder Holders Earnout Shares” shall mean up to 4,000,000 additional shares of Common Stock that may be issued to Vadim Komissarov, Ilya Ponomarev and Marat Rosenberg from time to time after the Closing pursuant to the terms of the Business Combination Agreement.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Holder” shall mean any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 4.1.

“Holder Information” shall have the meaning set forth in Section 3.10(b).

“Initial Board” shall mean the Board immediately following the consummation of the Business Combination.

“Initial Stockholders” shall have the meaning set forth in the Preamble.

“Initial Stockholders Director” shall mean the member of the Board who has been nominated by the Initial Stockholders.

“Insider Letters” shall mean those certain letter agreements, dated as of May 21, 2018, by and among the Company, the Initial Stockholders and the other parties thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Lock-Up Period” shall mean (a) with respect to the Initial Stockholders and their respective Permitted Transferees, the period during which the Equity Securities are held in escrow pursuant to the terms of the Stock Escrow Agreement and (b) with respect to the AutoLotto Stockholders and their respective Permitted Transferees, the period during which transfers of Equity Securities are generally prohibited pursuant to Article XV of the Charter, as applicable.

“Maximum Number of Securities” shall have the meaning set forth in Section 3.1(d).

“Merger Sub” shall have the meaning set forth in the Recitals.

“Minimum Takedown Threshold” shall have the meaning set forth in Section 3.1(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling annual or special meetings of stockholders, (b) appearing at any annual or special meeting of the stockholders of the Company or otherwise causing all shares of Common Stock to be counted as present thereat for purposes of calculating a quorum, (c) voting or providing a written consent or proxy, if applicable, in each case, with respect to shares of Common Stock, (d) voting in favor of the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (e) executing agreements and instruments, (f) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, (g) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of the Company and (h) supporting such Persons for election in a manner no less favorably than all other director nominees.

“Nasdaq” shall mean The Nasdaq Global Market.

“Organizational Documents” shall mean the Charter and Bylaws.

“Original RRA” shall have the meaning set forth in the Recitals.

“Party” shall have the meaning set forth in the Preamble.

“Permitted Transferee” shall mean (a) with respect to the Initial Stockholders, any Person to which a transfer is permitted pursuant to Section 4.3 of the Stock Escrow Agreement and (b) with respect to the AutoLotto Stockholders, the “Permitted Transferees” as defined in Section 4(f) of Article XV of the Charter, as applicable.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Piggyback Registration” shall have the meaning set forth in Section 3.2(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean at any time (a) shares of Common Stock, whether held on the date hereof or acquired after the date hereof, held by the Initial Stockholders, including shares of Common Stock that comprise Founder Holder Earnout Shares, (b) shares of Common Stock held by the AutoLotto Stockholders, whether held on the date hereof or acquired after the date hereof, including shares of Common Stock that comprise AutoLotto Stockholder Earnout Shares, (c) any Warrants or any shares of Common Stock issued upon the exercise thereof, and (c) any Equity Securities of the Company or any Subsidiary of the Company that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a), (b) or (c) by way of conversion, dividend, stock split or other distribution, merger, amalgamation, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) if a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act, at the earlier of (A) one year following the date the Registration Statement is declared effective or (B) the date that such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities may otherwise be transferred, new certificates or book entry credits for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (v) such securities may be sold without registration and without limitations, including restrictions on volume, manner of sale or other limitations or restrictions pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC).

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);

(b) fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Holders, pursuant to an Underwritten Shelf Takedown;

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, managers, investment managers, partners, principals, investors, members, equityholders, employees, agents, attorneys, accountants, actuaries, insurers, financing sources, consultants, representatives, agents or financial or other advisors or other Person acting on behalf of such Person.

“Requesting Holder” shall have the meaning set forth in Section 3.1(c).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” shall have the meaning set forth in Section 3.1(a).

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Stock Escrow Agreement” shall mean the stock escrow agreement, dated as of May 29, 2018, by and among the Company, the Initial Stockholders, the other initial stockholders party thereto, and Continental Stock Transfer & Trust Company, as escrow agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Stockholder” shall have the meaning set forth in the Preamble.

“Subsequent Shelf Registration” shall have the meaning set forth in Section 3.1(b).

“Subsequent Shelf Registration” shall have the meaning set forth in Section 3.1(b).

“Total Number of Directors” shall mean the total number of directors comprising the Board from time to time.

“Underwriter” shall mean any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning set forth in Section 3.1(e).

“Warrants” means any warrants exercisable for shares of Common Stock (other than those issued as part of the units in the Company’s initial public offering).

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” shall have the meaning set forth in Section 3.1(e).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) references in this Agreement to any law shall be deemed also to refer to such law, and all rules and regulations promulgated thereunder;

(d) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation”;

(e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction;

(h) the phrase “to the extent” shall be construed to mean “the degree by which”;

(i) any determination of date or time shall be based on Central Standard Time of the United States.

Article II
GOVERNANCE

Section 2.1 Board of Directors.

(a) Composition of the Board. The Company and each other Party shall, severally and not jointly, shall take all Necessary Action to cause the Initial Board to be comprised, at Closing, of at least five directors, (i) one (1) of whom has been nominated by the Initial Stockholders (the “Initial Stockholders Director”) and shall qualify as an “independent director” under the Nasdaq listing rules and (ii) the remaining of whom have been nominated by the AutoLotto Stockholders (each, an “AutoLotto Director”). The Company and each other Party, severally and not jointly, shall take all Necessary Action to cause the foregoing directors to be divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms.

(b) The initial term of the Class I directors shall expire at the first (1st) annual meeting of the stockholders of the Company following the Closing Date at which directors are elected. The initial term of the Class II directors shall expire at the second (2nd) annual meeting of the stockholders of the Company following the Closing Date at which directors are elected. The initial term of the Class III directors shall expire at the third (3rd) annual meeting of the stockholders of the Company following the Closing Date at which directors are elected.

(c) the Company and each other Party, severally and not jointly, shall take all Necessary Action to cause the Initial Stockholders Director to be appointed as a Class II director at Closing.

(d) Independent Directors. the Company has determined that the initial slate of directors referenced in Section 2.1(a) includes the requisite number of individuals meeting the independence requirements of Nasdaq. From and after such initial slate is constituted, the Company shall take all Necessary Action to ensure that the Board consists of the requisite number of directors meeting the independence requirements of Nasdaq or any other securities exchange on which the Equity Securities of the Company are then listed. For the avoidance of doubt, it is understood and agreed that, following the time the Initial Board is established pursuant to this Section 2.1, subject to the rights of any other Person to nominate or designate one or more directors, the remaining directors shall be nominated by the Nominating and Corporate Governance Committee and approved by the Board. For the avoidance of doubt, notwithstanding anything herein to the contrary, following the nomination of the Initial Board, neither the Initial Stockholders nor the AutoLotto Stockholders shall have ongoing nomination rights pursuant to Section 2.1, except that in the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of an AutoLotto Director or an Initial Stockholders Director during their initial term, then (i) the AutoLotto Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an AutoLotto Director, or (ii) the Initial Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an Initial Stockholders Director, will be entitled to designate an individual to fill the vacancy.

Section 2.2 Company Cooperation. The Company shall take all Necessary Action to cause the Initial Board to consist of the number of directors specified in Section 2.1 and to include in the slate of nominees to be voted upon by the stockholders of the Company the Persons designated for nomination to the Board in accordance with Section 2.1.

Section 2.3 Voting Agreement. Each Stockholder agrees, and agrees to cause their respective Permitted Transferees, if any, to cast all votes as a stockholder of the Company to which such Party is entitled in respect of its shares of Common Stock, whether at any annual or special meeting of the Company, by written consent or otherwise, so as to cause the Initial Stockholders Director to be elected to serve in accordance with Section 2.1(c). No Stockholder will, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Stockholders, holders of shares of Common Stock that are not parties to this Agreement or others).

Article III
REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing. The Company shall file, within thirty (30) calendar days of the Closing Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. The Company shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than the earlier of (x) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies the Company that it will “review” the Shelf) after the initial filing thereof and (y) 10 Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that (i) if the Effectiveness Date falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business and (ii) if the SEC is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of Business Days that the SEC remains closed for operations. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 3.1(a) but in any event within one (1) Business Day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3, or any similar short-form registration.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Holders of a majority-in-interest of the then outstanding number of Registrable Securities held by the AutoLotto Stockholders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $15 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. The Company shall, within five (5) Business Days of the Company’s receipt of a request for an Underwritten Shelf Takedown from a Demanding Holder, notify, in writing, all other Holders of Registrable Securities of such request, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to the Demanding Holder’s request (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) calendar days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, which to be deemed timely hereunder shall include all information reasonably requested by the Company from such Requesting Holder(s) with respect to such Registration, including but not limited to the maximum number of Registrable Securities intended to be disposed of by such Holder, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Holder’s request and the Company shall use its reasonable best efforts to effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demanding Holder’s request, in each case, subject to subsection 3.1(d) below. The Demanding Holders may request, and the Company shall be required to facilitate, an aggregate of two (2) Underwritten Shelf Takedown pursuant to this subsection 3.1(c) with respect to any or all Registrable Securities in any twelve (12) month period.

(d) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that the Company desires to sell and all other shares of Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other Equity Securities of other Persons that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by the Company; provided that a Holder not so withdrawing may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Holder. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(e).

(f) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, any Demanding Holder may demand that the Company file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Holder’s Registrable Securities. The Company shall file such Registration Statement within thirty (30) calendar days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective no later than the earlier of (x) sixty (60) (or ninety (90) calendar days if the SEC notifies the Company that it will “review” the Shelf) after the initial filing thereof and (y) 10 Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that (i) if the Effectiveness Date falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business and (ii) if the SEC is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of Business Days that the SEC remains closed for operations. The provisions of Section 3.1(c), Section 3.1(d) and Section 3.1(e) shall apply to this Section 3.1(f) as if a demand under this Section 3.1(f) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 3.1(f), such withdrawal must be received by the Company prior to the Company having publicly filed a Registration Statement pursuant to this Section 3.1(f).

Section 3.2 Piggyback Registration.

(a) Piggyback Rights. If the Company proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of the Company or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities of the Company, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including an Underwritten Shelf Takedown pursuant to Section 3.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer, as part of a merger, consolidation or similar transaction or for an offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.7 below. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 3.2(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock or other Equity Securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders hereunder and (ii) the shares of Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Common Stock or other Equity Securities, if any, of such requesting Persons, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other Equity Securities, if any, for the account of other Persons that the Company is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that the Company has given written notice of a Piggyback Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(d), instead of this Section 3.2(b).

(c) Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may postpone or withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 3.2 shall not apply (i) for any Holder or Party, prior to the expiration of the Lock-Up Period in respect of such Holder or Party or (ii) to any Shelf Takedown irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

Section 3.3 Restrictions on Registration Rights. The Company shall not be obligated to effect any Underwritten Shelf Takedown within 90 days after the effective date of a previous Underwritten Shelf Takedown in which Holders of Registrable Securities were permitted to register, and actually sold, 75% of the Registrable Securities requested to be included therein. The Company may postpone for up to 90 days the filing or effectiveness of (A) a Shelf for an Underwritten Shelf Takedown if the Holders have requested an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer, or (B) any other Registration if the Registration Statement is required under applicable law, rule or regulation to contain (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end (unless the Holders requesting Registration agree to pay the reasonable expenses of this audit), (iii) pro forma financial statements that are required to be included in a registration statement, or if the Board or the Chairperson, Chief Executive Officer, principal financial officer, or chief legal officer of the Company determines in its, his or her reasonable good faith judgment that such Registration would (x) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company, (y) require the Company to make an Adverse Disclosure or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Holders of a majority-in-interest of the Registrable Securities initiating an Underwritten Shelf Takedown shall be entitled to withdraw such request and, if such request is withdrawn, such Underwritten Shelf Takedown shall not count as one of the permitted Underwritten Shelf Takedown hereunder and the Company shall pay all Registration Expenses in connection with such Registration. The Company may delay a Registration hereunder only twice in any twelve (12)-month period (the “Aggregate Blocking Period”).

Section 3.4 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of the Company, each Holder that holds more than five percent (5%) of the issued and outstanding shares of Common Stock, agrees that it shall not transfer any shares of Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven (7) calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the ninety (90)-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.4 with respect to an Underwritten Offering unless each Holder that holds at least five percent (5%) of the issued and outstanding shares of Common Stock and each of the Company’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 3.5 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable law and any regulations promulgated by any securities exchange on which the Company’s Equity Securities are then listed, each as interpreted by the Company with the advice of its counsel, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

(a) prepare and file with the SEC as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, or such Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as the Underwriters or the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as reasonably practicable if such stop order should be issued;

(h) at least five (5) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Holder of Registrable Securities included in such Registration Statement (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein), or its counsel, if any , including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in 8;

(j) in the event of an Underwritten Offering, permit the participating Holders to rely on any “cold comfort” letter, and a bring-down thereof, from the Company’s independent registered public accountants provided to the managing Underwriter for such offering;

(k) in the event of an Underwritten Offering, permit the participating Holders to rely on any opinion(s) of counsel representing the Company for the purposes of such Registration issued to the managing Underwriter of such offering covering legal matters with respect to the Registration; in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(l) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, thirty-five million dollars ($35,000,000), use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(n) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration, including, without limitation, making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the Underwriter in any Underwritten Offering.

Section 3.6 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities (including all reasonable fees and expenses of any legal counsel representing such Holders (to the extent such counsel is not also representing the Company, as determined in accordance with clause (f) of the definition of “Registration Expenses”)), such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and fees and expenses of legal counsel representing the Holders in excess or in addition to the legal fees and expenses included as Registration Expenses. Any reimbursement or payment by the Company shall in no event (a) be duplicative of or (b) limit any provision, in each case, which provides for reimbursement of fees and expenses of counsel in any other contract or agreement between the Holders and the Company.

Section 3.7 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of the Company pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(c) and Section 3.5(m), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.7 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.8 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed and, if so directed by the Company, each Holder shall deliver to Holder (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end (unless Holders requesting Registration agree to pay the reasonable expenses of this audit), or (iii) pro forma financial statements that are required to be included in a registration statement, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12)-month period, determined in good faith by the Company to be necessary for such purpose; provided, that each day of any such suspension pursuant to this Section 3.8 shall correspondingly decrease the Aggregate Blocking Period available to the Company during any twelve (12) month period pursuant to Section 3.3 hereof.. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.8.

Section 3.9 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use its reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly upon request by a Holder, furnish such Holder with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.9. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.10 Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Stockholder, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused or contained in any written information furnished to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, such Holder shall indemnify and hold harmless the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of the Company.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.1(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.1(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 Other Registration Rights. The Company represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. The Parties hereby terminate the Original RRA, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 3.12 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.13 Holder Information. Each Holder agrees, if requested in writing by the Company, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations under this Agreement. Other than the AutoLotto Stockholders and the Initial Stockholders, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives the Company a representation in writing of the number of Registrable Securities it holds.

Section 3.14 Termination of Original RRA. Upon the Closing, the Company and each Initial Stockholder hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 3.15 Adjustments. If there are any changes in the shares of Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, amalgamation, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the shares of Common Stock as so changed.

Article IV
GENERAL PROVISIONS

Section 4.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of the AutoLotto Stockholders and the Initial Stockholders. Any such assignee may not again assign those rights, other than in accordance with this Article IV. Any attempted assignment of rights or obligations in violation of this Article IV shall be null and void.

(b) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives (including their respective Permitted Transferees), but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives (including Permitted Transferees) pursuant to the terms of this Agreement.

(c) Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective permitted successors, assigns, heirs and representatives (including their respective Permitted Transferees), any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.

Section 4.2 Termination. This Agreement shall terminate with respect to any Stockholder as set forth in Section 3.12. Notwithstanding anything to the contrary herein, this Agreement shall terminate automatically (without any action by any Party) upon the earlier of (i) the fifth anniversary of the date hereof or (ii) the date as of which (A) all of the Registrable Securities have either been sold pursuant to a Registration Statement or cease to be Registrable Securities (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.10 and Article IV shall survive any termination.

Section 4.3 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 4.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit and Schedule to this Agreement, the Business Combination Agreement, all other Transaction Agreements and the Insider Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) No provision of this Agreement may be amended, supplemented or otherwise modified in whole or in part at any time without the express written consent of the Company and the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

(c) No failure or delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver of any provision or default under, nor consent to any exception to, this Agreement shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver or consent and then only to the specific purpose, extent and instance so provided.

Section 4.5 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection herewith or contemplated hereby may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. The Parties agree that the delivery of this Agreement and each other document executed in connection herewith or as contemplated hereby, may be effected by means of an exchange and release of electronically transmitted signatures (including by electronic mail in. pdf format). Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 4.6 Further Assurances. Each Party to this Agreement shall cooperate and take such action as may be reasonably requested by another Party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.7 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received), (c) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, postage pre-paid and return receipt requested. Notices (i) if being sent to a Stockholder, shall be sent to the address of such Stockholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to another Party, shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the other Parties in accordance with these notice provisions:

if to the Company, to:

20808 State Hwy 71 W, Unit B

Spicewood, TX, 78669

Attention: Chief Legal Officer

Email: katie@lottery.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Elliott Smith

Email: elliott.smith@whitecase.com

if to the Holders: at such Holder’s address referenced in Schedule I and II.

if to any other Party, to:

the address of such Party set forth on its signature page hereto or on its signature page to a joinder hereto.

Section 4.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any law, rule, provision, procedure or principles (including any conflict of laws principles, Laws, rules, provisions or procedures) which would cause or permit the application of the Laws, rules, provisions, procedures or principles of any jurisdiction other than the State of Delaware.

(b) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the U.S. federal courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the Delaware state courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”) in connection with any matter based upon or arising out of this Agreement. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in the Chosen Courts; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.8, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 4.9, any Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 4.9 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 4.10 Subsequent Acquisition of Shares. Each Stockholder agrees that any other Equity Securities of the Company which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise (other than in respect of the exercise of any Warrants) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 4.11 Headings and Captions; Rules of Construction. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Company:

LOTTERY.COM

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

AUTOLOTTO STOCKHOLDERS:

[●]

By:
Name:
Title:

NOTICE INFORMATION:

Attention:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

INITIAL STOCKHOLDERS:

[●]

By:
Name:
Title:

NOTICE INFORMATION:

Attention:

Email:

[Signature Page to Investor Rights Agreement]

SCHEDULE I

AUTOLOTTO STOCKHOLDERS

[TO BE INCLUDED]

Exhibit A to Investor Rights Agreement

SCHEDULE II

INITIAL STOCKHOLDERS

[TO BE INCLUDED]

Exhibit A to Investor Rights Agreement

EXHIBIT A

FORM OF JOINDER

(See attached)

Exhibit A to Investor Rights Agreement

JOINDER

THIS JOINDER (this “Joinder”) to the Investor Rights Agreement, made as of , is between (“Transferor”) and (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring [Registrable Securities/Common Stock] (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of [●], 2021, among Lottery.com Inc. (the “Company”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4 Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 4.8 of the Investor Rights Agreement.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.

Section 1.6 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEROR:

Print Name:

By:

Name:

Title:

[Signature Page to Joinder]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEREE:

Print Name:

By:

Name:

Title:

Address for Notices:

Attention:

Facsimile:

E-mail:

[Signature Page to Joinder]